UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material Pursuant to Rule 14a-12
SOUTH JERSEY INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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1 South Jersey Plaza
Folsom, New Jersey 08037
August 31, 2020
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders of South Jersey Industries, Inc. to be held at The Westin Mount Laurel and online at www.virtualshareholdermeeting.com/SJI2020SM, 9:00 a.m., Eastern Daylight Time, on October 16, 2020. The Special Meeting is being called to seek shareholder approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance, as further discussed in the accompanying Notice of Special Meeting and proxy materials.
We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Please give this material your careful attention.
Very truly yours,

Michael J. Renna
President and Chief Executive Officer

SOUTH JERSEY INDUSTRIES, INC.
1 South Jersey Plaza
Folsom, New Jersey 08037
NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
To Be Held on October 16, 2020
To the Shareholders of South Jersey Industries, Inc.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of South Jersey Industries, Inc., a New Jersey corporation, will be held at The Westin Mount Laurel and online at www.virtualshareholdermeeting.com/SJI2020SM on October 16, 2020 at 9:00 a.m., Eastern Daylight Time for the following purposes, as more fully described in the accompanying Proxy Statement:
•
To approve an amendment to our certificate of incorporation to increase the number of total authorized shares from 122,500,000 to 222,500,000 shares and the number of authorized shares of common stock from 120,000,000 to 220,000,000 shares (the “Charter Amendment” or “Proposal 1”);

•
To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting (“Proposal 2”); and

•	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.
The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.
You may submit your proxy by telephone or the Internet. If you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voter instruction form sent to you in the envelope accompanying the proxy materials.
Only SJI shareholders of record at the close of business on August 24, 2020, the record date of this Special Meeting fixed by the Board of Directors, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. You may attend the meeting in person or online meeting at: www.virtualshareholdermeeting.com/SJI2020SM. If you plan to attend the Special Meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the Special Meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.
Although we intend to hold the Special Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to attend the Special Meeting in person, we encourage you to attend online at www.virtualshareholdermeeting.com/SJI2020SM. If you attend online, you will be able to vote your shares and submit questions by following the instructions on the website. We reserve the right to convert to a virtual only meeting format should meeting in person become unsafe as a result of COVID-19. If we convert to a virtual only online meeting we will post a notification at www.sjindustries.com as soon as possible.
Whether or not you expect to attend the Special Meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or on the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the Special Meeting, you may revoke your proxy and vote in person.
By Order of the Board of Directors,

Michael J. Renna
President and Chief Executive Officer
Folsom, New Jersey
August 31, 2020

PROXY STATEMENT
i

1 South Jersey Plaza
Folsom, New Jersey 08037
INFORMATION ABOUT SOLICITATION AND VOTING
The Board of Directors (“Board”) of South Jersey Industries, Inc. (“Company,” “SJI,” “we,” “us” or “our”) is providing these materials to you in connection with a special meeting of shareholders (“Special Meeting”), which will take place on October 16, 2020 at 9:00 a.m., Eastern Daylight Time.
This proxy statement and the accompanying notice, notice of Internet availability of the proxy materials, and form of proxy are expected to be first sent or made available to shareholders on or about September 4, 2020.
Copies of this Proxy Statement and the proxy card are also available on our website at www.sjindustries.com under the heading “Investors.”
GENERAL INFORMATION ABOUT THE SPECIAL MEETING
Why am I receiving these materials?
You have received this because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.
What is a proxy?
Our Board of Directors is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the Special Meeting in the way that you instruct. All shares represented by valid proxies received before the Special Meeting will be voted in accordance with the shareholder’s specific voting instructions, or if no instructions are specified, the shares represented by proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2. It is not expected that any additional matters will be brought before the Special Meeting, but if other matters are properly presented at the Special Meeting or any adjournment or postponement thereof, the persons named as proxies in the proxy card or their substitutes, or proxy holders, will vote in their discretion on such matters.
What items will be voted on at the Special Meeting?
There are two proposals scheduled to be voted on at the Special Meeting:
•
To approve an amendment to our certificate of incorporation to increase the number of total authorized shares from 122,500,000 to 222,500,000 shares and the number of authorized shares of common stock from 120,000,000 to 220,000,000 shares (the “Charter Amendment” or “Proposal 1”); and

•
to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting (“Proposal 2”).

The Board is not aware of any other matters to be brought before the Special Meeting. If other matters are properly raised at the meeting, the proxy holders are authorized to vote in their discretion any shares that they represent by proxy.

What are the Board’s voting recommendations?
The Board recommends that you vote your shares “FOR” Proposals 1 and 2.
Who may attend in the Special Meeting?
You are entitled to attend and participate in the Special Meeting only if you were a shareholder of record as of the close of business on August 24, 2020, if you hold a valid proxy for the meeting, or if you are our invited guest. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your notice of Internet availability of proxy materials or proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.
When is the record date and who is entitled to vote?
Only shareholders of record, meaning those holders whose shares of our common stock, are registered directly with our transfer agent, Broadridge, at the close of business on August 24, 2020 may vote at the meeting.
If you are a beneficial owner, meaning you hold shares in our Company in “street name” (i.e., through a broker, bank or other nominee), you generally cannot vote your shares directly and must instead instruct your broker, bank or other nominee on how to vote your shares.
On the record date, the Company had 100,587,912 shares of common stock outstanding. Shareholders are entitled to one vote per share on each matter to be acted upon.
What is a shareholder of record?
A shareholder of record, or registered shareholder, is a person whose ownership of SJI stock is reflected directly on the books and records of our transfer agent, Broadridge. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” by that institution and not a shareholder of record. For shares held in street name, the shareholder of record is the bank, broker or similar organization. As the beneficial owner, such shareholders have the right to direct the bank, broker or similar organization that holds such shares how to vote by following the instructions from the holder of record.
How do I vote without attending the Special Meeting?
If you are a shareholder of record, you may vote or submit a proxy by any of the following methods:
1. By Internet—You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials in order to vote by Internet.
2. By Telephone—you may submit your proxy by using a touch-tone telephone to dial 1-800-690-6903 and following the recorded instructions. You will need the 16-digit number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials in order to vote by telephone.
3. By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, you must indicate your name and title or capacity.
If you are a beneficial owner holding your shares in “street name,” you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How can I change or revoke my vote?
Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote by:
•
voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on October 15, 2020, or, in the case of voting of shares held through the Company’s equity incentive plans, no later than October 13, 2020;

•
submitting a properly signed proxy card with a later date that is received no later than October 15, 2020, or, in the case of voting of shares held through the Company’s equity incentive plans, no later than October 13, 2020; or

•	attending the Special Meeting and voting your shares during the meeting.
If you are a beneficial owner holding your shares in “street name”, you may submit new voting instructions by contacting your bank, broker or other nominee. If you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, you may also change your vote or revoke your proxy by attending the meeting and voting your shares during the meeting.
What happens if I do not give specific voting instructions?
Shareholders of record. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, if any, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares, which is referred to as a “broker non-vote.”
What is the quorum for the Special Meeting?
A quorum is necessary to conduct business at a meeting of shareholders. This means holders of at least a majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either by proxy or in person. Abstentions and “broker non-votes” (as discussed below), if any, will be treated as present to determine a quorum.
What is the voting requirement to approve each of the proposals
The following are the vote requirements for each proposal:
•
Proposal 1, Approval of an amendment to our certificate of incorporation to increase the number of total authorized shares from 122,500,000 to 222,500,000 shares and the number of authorized shares of common stock from 120,000,000 to 220,000,000 shares. Approval of the amendment to our certificate of incorporation requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Special Meeting.

•
Proposal 2, Approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposal 1 at the time of the Special Meeting. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Special Meeting.

How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted as present for purposes of determining the existence of a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal, because the bank, broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Proposal 1 and 2 are considered to be routine matters under applicable rules. Brokers or other nominees may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to these proposals. While we expect no broker non-votes on Proposal 1 and Proposal 2, if a broker non-vote occurs in respect of Proposal 1 or Proposal 2, it would have no effect to the voting results; if you “Abstain” from voting, it would also have no effect to the voting results for Proposal 1 and Proposal 2.
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. The Company may also use D.F. King at a cost not expected to exceed $12,500, plus expenses, to distribute to brokerage houses and other custodians, nominees and fiduciaries. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.
What if I receive more than one notice or proxy card about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each notice or proxy card you receive.
Where can I find the voting results of the Special Meeting?
We will announce the results of voting at the Special Meeting in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSAL 1—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
Background
The Board believes it is in the best interest of the Company to increase the total number of authorized shares from 122,500,000 to 222,500,000 shares and the number of authorized shares of common stock from 120,000,000 to 220,000,000 shares. These shares do not offer any preemptive rights. This proposal to increase the number of shares of common stock authorized for issuance, if approved at the Special Meeting, will become effective and the Company’s total number of authorized shares will be increased to 222,500,000 shares upon the filing of the certificate of amendment with the Secretary of State of the State of New Jersey. The following discussion is qualified in its entirety by the full text of the proposed amendment to the first paragraph of Article III of the certificate of incorporation, which is included below.
General
We are asking shareholders to confirm and approve an amendment to our certificate of incorporation to increase the number of total authorized shares from 122,500,000,000 shares to 222,500,000 shares and the number of authorized shares of common stock from 120,000,000 shares to 220,000,000 shares.
The additional common stock will have rights and privileges identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment; it will be maintained at 2,500,000 shares. No shares of preferred stock have been issued, and we currently have no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.
The reason for the proposed amendment is to increase our flexibility to use our common stock for business and financial purposes, and to allow such shares to be issued without the expense and delay of an additional special shareholders’ meeting, except as may be required by applicable law, regulatory agencies or the rules of the New York Stock Exchange (“NYSE”). The Board believes it is desirable for us to have the flexibility to issue, without further shareholder action, additional shares of common stock in excess of the amount that is currently authorized. Such shares would be available for issuance from time to time as determined by the Board for any proper corporate purpose.
Vote Required and Board Recommendation
Approval of the Charter Amendment to increase the authorized shares of common stock requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Special Meeting.
Purpose of Proposed Amendment
Our common stock consists of a single class, with equal voting, distribution, liquidation and other rights. As of July 31, 2020, of our 120,000,000 shares of common stock that had been authorized, 100,586,050 shares were outstanding. In addition, there were 803,701 shares underlying outstanding equity awards granted under our equity incentive plans, 0 shares underlying outstanding equity awards granted outside of our equity incentive plans, and 1,211,360 shares reserved for future issuance under our equity incentive plans.
As of July 31, 2020, approximately 98% of our currently authorized common stock was either issued and outstanding, or shares reserved for issuance under all of the issuer’s plans. The Board of Directors does not believe that we currently have enough shares authorized to provide for sufficient flexibility to pursue appropriate opportunities if they arise or to take certain other actions that the Board may determine is in the best interests of the Company and the best interests of our shareholders. However, at this time we have no plans, arrangements or understandings for any transactions that would involve the issuance of such additional authorized shares.

The increase in authorized shares of common stock will give the Board the flexibility to undertake certain transactions to support our business operations, without the potential expense or delay associated with obtaining shareholder approval for any particular issuance, except as may be required by applicable law, regulatory agencies or the rules of NYSE. For example, we could issue additional shares of common stock in the future in connection with one or more of the following (subject to laws, regulations or the rules of NYSE that might require shareholder approval of certain transactions):
•	financing transactions, such as public or private offerings of common stock or convertible securities;
•	strategic investments;
•	partnerships, collaborations and other similar transactions;
•	debt or equity restructuring or refinancing transactions;
•	acquisitions;
•	stock splits or stock dividends; or
•	providing equity incentives to employees, officers, directors, consultants and/or advisors
•	any other proper corporate purposes.
The increase will also facilitate our ability to continue implementing our employee equity programs at competitive levels.
Potential Adverse Effects of Proposed Amendment
If this proposal is adopted, the additional authorized shares of common stock can be issued or reserved with approval of the Board at times, in amounts, and upon terms that the Board may determine, without additional shareholder approval, except as may be required by applicable law, regulatory agencies or the rules of NYSE. Shareholder approval of this proposal will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, would ultimately result in dilution of existing shareholders’ equity interests and could have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. Current shareholders will not have preemptive rights to purchase additional shares.
In addition to dilution, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of us. The Board is not aware of any actual or contemplated attempt to acquire control of the Company and this proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.
Risks to Shareholders of Non-Approval
Given that approximately 98% of our currently authorized common stock as of July 31, 2020 was either issued and outstanding, or shares reserved for issuance under all of the issuer’s plans, if the shareholders do not approve this proposal, the Board may not be able to grant new equity awards under our share incentive plans up to the full number of shares available under the plans. In addition, we may be precluded from pursuing a wide range of potential corporate opportunities that might require working capital or otherwise be in the best interests of the Company and the best interests of our shareholders. This could have a material adverse effect on our business and prospects. We would also face substantial challenges in hiring and retaining employees at all levels, including our executive leadership team, in the near term.

Text of Proposed Amendment
If this Proposal 1 is approved, the current first paragraph of Article III will be replaced in its entirety as follows, and we will file a certificate of amendment to our certificate of incorporation that will confirm the increase of our authorized shares from 122,500,000,000 shares to 222,500,000 shares and the number of authorized shares of common stock from 120,000,000 shares to 220,000,000 shares:
“THIRD: The aggregate number of shares which the corporation shall have authority to issue is 222,500,000 shares, divided into two classes consisting of 220,000,000 shares of common stock (“Common Stock”), $1.25 par value per share, and 2,500,000 shares of preference stock (“Preference Stock”), without par value.”
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1

PROPOSAL 2—APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
We are asking our shareholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Special Meeting. If our shareholders approve this proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of Proposal No. 1. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal No. 1 such that the proposal to approve any such proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of approval of Proposal 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
Our Board of Directors believes that it is in the best interests of our company and our shareholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal No. 1 if there are insufficient votes to approve any such proposals at the time of the Special Meeting. Proposal 2 will only be presented at the Special Meeting if there are not sufficient votes to approve Proposal 1.
Vote Required
Proposal 2 requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Special Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each member of our Board of Directors;
•	each “named executive officer” as defined under applicable securities laws; and
•	all of our executive officers and directors as a group.
Unless otherwise noted, the address of each person listed on the table is c/o South Jersey Industries, Inc. at 1 South Jersey Plaza, Folsom, New Jersey 08037. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned, except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares issuable pursuant to stock options that may be exercised, and RSUs and PSUs that may vest, within 60 days after July 31, 2020 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. Percentages of common stock outstanding as of July 31, 2020 are calculated based upon 100,586,050 shares outstanding on that date.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Sarah M. Barpoulis[5]	27,407	*
Keith S. Campbell[5]	60,630	*
Victor A. Fortkiewicz[5]	38,297	*
Sheila Hartnett-Devlin[5]	19,855	*
Cielo Hernandez	1,919	*
Sunita Holzer[5]	34,425	*
G. Edison Holland, Jr.[5]	4,317	*
Kenneth A. Lynch	16,987	*
Kathleen A. McEndy	25,718	*
Kevin M. O’Dowd[5]	2,934	*
Melissa J. Orsen	1,760	*
Christopher J. Paladino[5]	1,627	*
Michael J. Renna	118,069	*
Joseph M. Rigby	15,847	*
David Robbins, Jr.	44,511	*
Frank L. Sims[5]	87,404	*
All directors, and executive officers as a group (16 persons)	465,996	*
Five Percent Shareholders
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	14,637,802	15.80%
The Vanguard Group[2] 100 Vanguard Blvd Malvern, PA 19355	10,501,841	11.36%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
State Street Corporation[3] State Street Financial Center One Lincoln Street Boston, MA 02111	10,794,337	11.68%
Macquarie Investment Management Business Trust[4] 2005 Market Street Philadelphia, PA 19103	5,435,358	5.88%
* Represents beneficial ownership of less than 1%.
1 Based solely on the information disclosed in a Schedule 13G/A filed with the SEC on February 10, 2020 by BlackRock and certain related entities reporting sole power to vote or direct the vote over 14,429,473 shares of common stock and sole power to dispose or direct the disposition of 14,637,802 shares of common stock.
2 Based solely on the information disclosed in a Schedule 13G/A filed with the SEC on February 12, 2020 by Vanguard and certain related entities reporting sole power to vote or direct the vote over 103,763 shares of common stock, sole power to dispose or direct the disposition of 10,388,024 shares of common stock, shared power to vote or direct the vote over 21,599 shares of common stock and shared power to dispose or direct the disposition of 113,817 shares of common stock.
3 Based solely on the information disclosed in a Schedule 13G/A filed with the SEC on May 11, 2020 by State Street and certain related entities reporting shared power to vote or direct the vote over 10,396,964 shares of common stock and shared power to dispose or direct the disposition of 10,794,337 shares of common stock.
4 Based solely on the information disclosed in a Schedule 13G filed with the SEC on February 13, 2020 by Macquarie and certain related entities reporting that Macquarie Investment Management Business Trust has sole power to vote or direct the vote over and sole power to dispose or direct the disposition of 5,410,300 shares of common stock, Macquarie Investment Management Holdings Inc. has sole power to vote or direct the vote over and sole power to dispose or direct the disposition of 5,410,300 shares of common stock, Macquarie Investment Management Austria Kapitalanlage AG has sole power to vote or direct the vote over and sole power to dispose or direct the disposition of 4,698 shares of common stock, Macquarie Capital (USA) Inc. has sole power to vote or direct the vote over and sole power to dispose or direct the disposition of 6,230 shares of common stock, and Macquarie Group Limited and Macquarie Bank Limited are deemed to beneficially own 5,435,358 shares of common stock due to ownership of such entities.
5 Includes shares awarded to each director under a Restricted Stock Program for directors. Per the Restricted Stock Agreements, directors do not have voting rights on restricted stock awards.
ADDITIONAL INFORMATION
This proxy statement is available at www.proxyvote.com.
A copy of the Company’s 2019 Annual Report is available without charge upon written request to: Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.
OTHER BUSINESS
The Board knows of no business that will be presented for consideration at the Special Meeting other than those items stated above. If any other business should come before the Special Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting as proxyholder under the proxies.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Under rules adopted by the SEC, we are permitted to deliver a single copy of the notice of Internet availability of the proxy materials or proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family, unless we have received contrary instructions from one or more of the security holders. This process, called “householding,” allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instructions.
Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy materials. If you are a beneficial owner of our shares and would prefer to receive separate copies of a Proxy Statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Beneficial owners of our shares sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
If you consent to householding, your election will remain in effect until you revoke it. Upon written or oral request to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, or by telephone at 609-561-9000 the Company will promptly provide separate copies of the notice of Internet availability of the proxy materials or proxy materials.

SOUTH JERSEY INDUSTRIES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions. For common shares, vote by 11:59 P.M ET on October 15, 2020. For 401(k) Plan shares, vote by 11:59 P.M. ET on October 13, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SJI2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. For common shares, vote by 11:59 P.M. ET on October 15, 2020. For 401(k) Plan shares, vote by 11:59 P.M ET on October 13, 2020. Have your proxy card in hand when you call and then following the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D23136-S08803

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTH JERSEY INDUSTRIES, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: To transact other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Admission Ticket

2020 Special Meeting
Friday, October 16, 2020 at 9:00 AM Eastern Time
The Westin Mount Laurel
555 Fellowship Road, Mount Laurel, New Jersey 08054

The top portion of this proxy card is your admission ticket for entry into the Special Meeting of Shareholders.

DIRECTIONS TO THE WESTIN MOUNT LAUREL

From East
Follow the Atlantic City Expressway West to Exit 31, New Jersey 73 toward Winslow/Blue Anchor. Merge onto NJ 73 North. Go through one roundabout. Turn right onto Fellowship Road. The hotel entrance is on the left.

From West
Follow New Jersey 73 South toward the New Jersey Turnpike/Marlton/Berlin. Turn right onto Fellowship Road. The hotel entrance is on the left.

From Philadelphia Airport
Proceed on PA-291 East toward Valley Forge. Continue on PA-291/Penrose Avenue. Merge onto Penrose Avenue. Take I-76 East toward Walt Whitman Bridge. Take Exit 1B to I-295 North toward Trenton/New Jersey Turnpike. Continue on Trenton/New Jersey Turnpike and take RT 73 South. Turn right onto Fellowship Road. The hotel entrance is on the left.

From Delaware (South)
Follow Interstate 295, which becomes the New Jersey Turnpike. Take Exit 4, New Jersey 73 toward Camden/Philadelphia. Merge onto NJ 73 North. Turn right onto Fellowship Road. The hotel entrance is on the left.

From North
Follow the New Jersey Turnpike South to Exit 4, New Jersey 73. Turn right onto NJ 73 North. Turn right onto Fellowship Road. The hotel entrance is on the left.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D23137-S08803

SOUTH JERSEY INDUSTRIES, INC.
Special Meeting of Shareholders
October 16, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael J. Renna and Edythe Nipper, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SOUTH JERSEY INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 AM, Eastern Time, on Friday, October 16, 2020, at The Westin Mount Laurel, 555 Fellowship Road, Mount Laurel, New Jersey 08054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side